                                                                                                                                  Exhibit 16.1

[Arthur Andersen LLP Letterhead]

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

April 15, 2002

Dear Sir/Madam:

We have read the second and fourth paragraphs of Item 4 included in Form 8-K dated April 16, 2002 of Perini Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP
Arthur Andersen LLP

cc: Robert Band, Perini Corporation